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Exhibit 10.15.4

Amendment No. 4 (the "Amendment") To
Employment Agreement between
Univision Communications Inc. and
Douglas Kranwinkle ("Employee") that
was assigned to Univision Management Co. ("Company") effective
January 1, 2003 (the "Employment Agreement")

Employee and Company agree to amend the Employment Agreement as follows:

        1.    Term.    The Term of the Employment Agreement is extended through December 31, 2005, unless earlier terminated in accordance with the provisions of the Employment Agreement.

        2.    Salary.    The annual Base Salary rate will be: Six Hundred Thousand Dollars ($600,000) for the annual period from January 1, 2005 through December 31, 2005.

        3.    Effective Date of Amendment.    Upon execution by Employee and Company, this Amendment will become effective as of January 1, 2003.

        4.    Notices.    Any notice to Company shall also be sent to Company's General Counsel at 1999 Avenue of the Stars, Suite 3050, Los Angeles, California 90067, Fax (310) 556-1526; and to Company's Deputy General Counsel at Univision, 5999 Center Drive, Los Angeles, California 90045, Fax (310) 348-3679.

        5.    Other.    Except as provided in this Amendment, all other terms and conditions in the Employment Agreement will remain in full force and effect, and the Employment Agreement, as amended hereby, is ratified and confirmed.

UNIVISION MANAGEMENT CO.
By:	/s/ ROBERT V. CAHILL Robert V. Cahill Chairman, President and CEO
/s/ DOUGLAS KRANWINKLE Douglas Kranwinkle

As further inducement for Employee to enter into this Amendment, Univision Communications Inc. hereby guarantees all of Company's financial obligations under the Employment Agreement as amended. Company acknowledges that Employee is relying on this guarantee in entering into this Agreement.

UNIVISION COMMUNICATIONS INC.
By:	/s/ ROBERT V. CAHILL Robert V. Cahill Vice Chairman and Corporate Secretary

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  Exhibit 10.15.4